EXHIBIT 10.26
HELEN OF TROY LIMITED
INCENTIVE STOCK OPTION AGREEMENT

Name of Optionee:

Date of Grant:

Vest Date I:

Vest Date II:

Vest Date III:

Vest Date IV:

Vest Date V:

Total Option Shares Granted:

Exercise Price:	$

Expiration Date:

Right of Relinquishment Granted:

Relinquishment Proportion:	%

Withholding Right:

Helen of Troy Limited

By:

Name:

Title:

     Optionee acknowledges receipt of a copy of which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan, this Option and the Exercise of Stock Option in their entirety and fully understands all provisions of this Option and the Exercise of Stock Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

Dated:

, Optionee

     Helen of Troy Limited, a Bermuda company (the “Company”), hereby grants to the person whose name is written on the first page hereof (the “Optionee”), an option to purchase the total number of shares stated on the first page hereof (the “Shares”) of the Company’s common stock (the “Common Stock”), at the price determined as provided herein, and in all respects subject to the terms and provisions of the Amended and Restated 1998 Stock Option and Restricted Stock Plan, (as amended, the “Plan”), adopted by the Company, which Plan is incorporated herein by reference. Terms that are not defined herein but that are defined in the Plan shall have the same meanings as in the Plan when used herein.
     1. Nature of the Option. This Option is intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Code (“ISO”) to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of Shares of Common Stock that are exercisable for the first time by the Optionee during any calendar year does not exceed $100,000. The remaining Shares covered by this Option, if any, shall be deemed to be non-statutory options.
     2. Exercise Price. The exercise price for each share of Common Stock is set forth on the first page hereof (the “Exercise Price”), but in no event shall the Exercise Price be less than 100% of the Fair Market Value of the Shares subject to this Option on the Date of Grant (or 110% in the case the Optionee is a Ten-Percent Shareholder on the Date of Grant).
     3. Exercise of Option. Subject to the terms of Sections 6, 7 and 8 of this Agreement, this Option shall be exercisable during its term as follows:
          (a) Right to Exercise.
     (i) Subject to the restrictions and conditions in this Incentive Stock Option Agreement (the “Agreement”) and the Plan, this Option may be exercised in whole or in part but only as to the number of Shares and within the time intervals set forth on the first page hereof.
     (ii) Notwithstanding Section 3(a)(i) above, in the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (hereinafter defined), this Option shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to the Optionee and the Optionee shall have the right during such period to exercise this Option as to all or any part of the Shares covered hereby including Shares as to which this Option would not otherwise be exercisable by reason of an insufficient lapse of time.
          In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then:
          (A) if there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding unexercised options for securities of another corporation, then the Committee shall take such action, and this Option shall terminate, as provided above; or

          (B) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the shares under outstanding or unexercised options for securities of another corporation, then the Committee shall adjust the Shares under this Option in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such stock and such options.
     The term “Reorganization” as used in this Section 3(a)(ii) shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.
     Except as provided above in this Section 3(a), and except as otherwise provided by the Committee in its sole discretion, this Option shall terminate immediately prior to the consummation of such proposed action.
     (iii) Notwithstanding Section 3(a)(i) and subject to Section 3(a)(ii) above, in the event there occurs a Change of Control, the Optionee shall have the right to exercise from and after the date of the Change in Control this Option in whole or in part notwithstanding that this Option may not be fully exercisable.
     (iv) This Option may not be exercised for a fraction of a share.
     (b) Method of Exercise. This Option shall be exercisable at such times and under such conditions as shall be determined by the Committee, including without limitation performance criteria with respect to Company and/or the Optionee, and in accordance with the following terms:
     (i) This Option shall be exercisable from time to time by delivering an Exercise of Stock Option to the Committee in substantially the form of Exhibit “A” (the “Notice of Exercise”). The Notice of Exercise shall state the number of Shares in respect of which this Option is being exercised and shall contain or be accompanied by such other representations and agreements as to the Optionee’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such Notice of Exercise shall be signed by the Optionee and shall be delivered in person or by certified mail to the Committee. The Notice of Exercise shall be accompanied by payment of the Exercise Price.
     (ii) No Shares will be issued pursuant to the exercise of this Option unless such issuance and such exercise shall comply with this Agreement, the Plan, all relevant provisions of law and the requirements of any stock exchange upon which the shares may then be listed.
     (iii) The Company may refrain from delivering or transferring Shares issued hereunder and under the Plan until the Committee has determined that the Optionee has tendered to the Company any federal, state or local tax owed by the Optionee as a result of exercising this Option, or disposing of any Shares, in the event that the Company has a legal liability to satisfy such tax.
     (iv) The Company shall not be liable to any person or entity for damages due to any delay in the delivery or issuance of any stock certificate for any reason whatsoever.
     (c) Number of Shares Exercisable. Each exercise of this Option shall reduce, by an equal number, the total number of Shares that may thereafter be purchased under this Option, but shall not affect the exercise of any other options granted by the Committee and held by the Optionee.
     4. Method of Payment. Payment of the Exercise Price shall be by any of the following:
     (a) cash or certified check;
     (b) if authorized by the Committee, delivery to the Committee of other Shares of Common Stock having a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Shares as to which this Option is being exercised; or
     (c) if authorized by the Committee, any combination of the above methods or any other method of payment as may be permitted under applicable law and the Plan.
     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Committee may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.
     6. Termination of Status as an Employee. Subject to the terms of Sections 7 and 8 of this Option, the Optionee holding this Option who ceases to be an Employee of the Company may, but only until the earlier of the date (a) this Option expires, or (b) thirty (30) days after the date the Optionee ceases to be an Employee, exercise this Option to the extent that the Optionee was entitled to exercise it on such date; provided, however, that in the event the Optionee is an Employee and is terminated without cause (as determined in the sole discretion of the Committee) then the thirty (30) day period described in this sentence shall be automatically extended to ninety (90) days, unless the Committee further extends such period in its sole discretion. The Committee shall have the authority to determine the date the Optionee ceases to be an Employee. The Exercise Price paid in connection with the exercise of this Option under this Section 6 shall be by cash or certified check only. To the extent that the Optionee was not entitled to exercise this Option on such date, or if the Optionee does not exercise it within the time specified herein, this Option shall terminate.
     7. Disability of the Optionee. Notwithstanding the terms of Section 6 above, in the event the Optionee is unable to continue to perform Services for the Company or any of its Subsidiaries as a result of the Optionee’s Permanent and Total Disability, and at the time such Permanent and Total Disability begins the Optionee was an Employee and had been an Employee since the Date of Grant, the Optionee may exercise this Option in whole or in part notwithstanding that this Option may not be fully exercisable, but only until the earlier of the date (a) this Option expires, or (b) twelve (12) months from the date of termination of Services due to such Permanent and Total Disability. To the extent the Optionee is not entitled to exercise this Option on such date or if the Optionee does not exercise it within the time specified herein, this Option shall terminate.
     8. Death of the Optionee. Upon the death of the Optionee, this Option shall terminate and be of no further effect; provided, however, notwithstanding the provisions of Section 6 above, in the event the Optionee’s death occurs during the term of this Option and, at the time of death, the Optionee was an Employee and had been an Employee since the Date of Grant, this Option may be exercised in whole or in part notwithstanding that this Option may not have been fully exercisable on the date of the Optionee’s death, but only until the earlier of the date (a) this Option expires, or (b) twelve (12) months from the date of the Optionee’s death, by the Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance. To the extent this Option is not entitled to be exercised on such date or if this Option is not exercised within the time specified herein, this Option shall terminate.
     9. Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and is not assignable by operation of law or subject to execution, attachment or similar process. Except as otherwise provided herein, this Option may be exercised during the Optionee’s lifetime only by the Optionee. Any attempted sale, pledge, assignment, hypothecation or other transfer of this Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon this Option shall be null and void and without force or effect. No transfer of this Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement with respect to this Option. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.
     10. Confidentiality and Non-Competition. By accepting this Option and as a condition to the exercise of this Option and the enjoyment of benefits of the Plan, the Optionee agrees:
          (a) Confidentiality. During the period that the Optionee provides Services (or the Optionee’s engaging in any other activity with or for the Company) and for a two year period thereafter, the Optionee shall treat and safeguard as confidential and secret all Confidential Information received by the Optionee at any time. Without the prior written consent of the Company, except as required by law, the Optionee will not disclose or reveal any Confidential Information to any third party whatsoever or use the same in any manner except in connection with the businesses of the Company and its Subsidiaries. In the event that the Optionee is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose (i) any Confidential Information or (ii) any information relating to his opinion, judgment or recommendations concerning the Company or its Subsidiaries as developed from the Confidential Information, the Optionee will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions contained herein. If, failing the entry of a protective order or the receipt of a waiver hereunder, the Optionee is, in the reasonable opinion of his counsel, compelled to disclose Confidential Information, the Optionee shall disclose only that portion and will exercise best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

          (b) Non-Competition. During the period that the Optionee provides Services to the Company or its Subsidiaries, and for a two-year period thereafter, the Optionee shall not, without prior written consent of the Committee, do, directly or indirectly, any of the following:
               (i) own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which competes with the business of the Company or any of its Subsidiaries (as such business is conducted during the term the Optionee provides Services to the Company or its Subsidiaries) in the geographical regions in which such business is conducted; provided, however, that the ownership of a maximum of one percent of the outstanding stock of any publicly traded corporation shall not violate this covenant; or
               (ii) employ, solicit for employment or assist in employing or soliciting for employment any present, former or future employee, officer or agent of the Company or any of its Subsidiaries.
          In the event any court of competent jurisdiction should determine that the foregoing covenant of non-competition is not enforceable because of the extent of the geographical area or the duration thereof, then the Company and the Optionee hereby petition such court to modify the foregoing covenant to the extent, but only to the extent, necessary to create a covenant which is enforceable in the opinion of such court, with the intention of the parties that the Company shall be afforded the maximum enforceable covenant of non-competition which may be available under the circumstances and applicable law.
          (c) Failure to Comply. The Optionee acknowledges that remedies at law for any breach by him or her of this Section 10 may be inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms. Accordingly, the Optionee acknowledges that upon his or her violation of any provision of this Section 10, the Company will be entitled to immediate injunctive relief and may obtain an order restraining any threatened or future breach. The Optionee further agrees, subject to the proviso at the end of this sentence, that if he or she violates any provisions of this Section 10, the Optionee shall immediately forfeit any rights and benefits under this Plan and shall return to the Company this Option to the extent unexercised and shall return any Shares held by the Optionee received upon exercise of this Option together with any proceeds from sales of any Shares received upon exercise of this Option; provided, however, that upon violation of subsection (b) of this Section 10, the forfeiture and return provisions contained in this sentence shall apply only to this Option to the extent it has become exercisable, and in any such case the proceeds of sales therefrom, during the two year period immediately prior to termination of the Optionee’s Services. Nothing in this Section 10 will be deemed to limit, in any way, the remedies at law or in equity of the Company, for a breach by the Optionee of any of the provisions of this Section 10.
          (d) Notice. The Optionee agrees to provide written notice of the provisions of this Section 10 to any future employer of the Optionee, and the Company expressly reserves the right to provide such notice to the Optionee’s future employer(s).
          (e) Severability. If any provisions or part of any provision of this Section 10 is held for any reason to be unenforceable, (i) the remainder of this Section 10 shall nevertheless remain in full force and effect and (ii) such provision or part shall be deemed to be amended in such manner as to render such provision enforceable.
     11. Term of Option. This Option may not be exercised after the expiration date, which date is set forth on the first page of this Option.
     12. Subject to Plan. This Option is subject to all of the terms and conditions of the Plan, and specifically to the powers of the Committee to make interpretations of the Plan and of options granted thereunder, and of the Committee to alter, amend, suspend or discontinue the Plan subject to the limitations expressed in the Plan. By acceptance hereof, the Optionee acknowledges receipt of a copy of the Plan, represents that he or she has read the terms and provisions of the Plan, and accepts this Option subject to all of the terms and provisions thereof and recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including the Optionee.
     13. Early Disposition of Stock Subject to ISO. The Optionee understands that if any Shares received under this Option are disposed of within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to the Optionee, then the Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the Shares at the time such Shares were delivered to the Optionee less the price paid for the Shares. The Optionee hereby agrees to notify the Committee in writing within ten (10) days after the date of any such disposition and immediately deliver to the Company any amount of federal income tax withholding required by law. The Optionee understands that if the Optionee disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed at capital gain rates.
     14. Qualification as an Incentive Stock Option. The Optionee understands that, subject to the terms of Section 2 of this Agreement, this Option is intended to qualify as an “incentive stock option” within the meaning of section 422(b) of the Code. The Optionee understands, further, that the Exercise Price for the Shares subject to this Option has been set by the Committee at a price that the Committee has determined to be not less than 100% (or, if the Optionee owned at the time of grant more than 10% of the voting securities of the Company, 110%) of the Fair Market Value of the Shares on the Date of Grant. The Company believes that the methodology by which the Committee valued the Shares at such time represented a good faith attempt, as defined in the Code, at reaching an accurate appraisal of the Fair Market Value of the Shares. The Optionee understands and acknowledges, however, that the Company shall not be responsible for any additional tax liability incurred by the Optionee in the event that the Internal Revenue Service is to determine that this Option does not qualify as an incentive stock option, for any reason, including without limitation a determination that the Committee’s valuation did not represent a good faith attempt to value the Shares.
     15. Holding Period. As a condition to the granting of this Option, unless the Committee otherwise consents in writing, the Optionee shall not sell or otherwise dispose of any Shares acquired pursuant to the exercise of this Option for a period of six (6) months following the Date of Grant.